AMENDMENT TWO TO OPTION AGREEMENT

This Amendment Two to Option Agreement is made as of this 23rd day of April, 2007, by and between Poker Tek, Inc., a North Carolina corporation ("**PokerTek**"), and WPT Enterprises, Inc. ("**WPTE**"). Reference is also made to that: (i) certain Option Agreement, dated as of April 7, 2004 between WPT Enterprises, Inc., as successor in interest to World Poker Tour, LLC; and Pokertek, Inc., as successor in interest to Pokertek, LLC, and (ii) that certain Amendment to Option Agreement, dated June 10, 2004, between PokerTek and WPTE (i and ii collectively referred to hereinafter as the "**Option Agreement**").

WHEREAS, both parties seek to eliminate the exclusivity provisions of the Option Agreement that restrict each party; and

WHEREAS, both parties seek to eliminate preemptive rights of WPTE under the Option Agreement; and

WHEREAS, WPTE desires to create and design and PokerTek desires to market and offer WPTE-branded packaged deals to PokerTek's prospective customers.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree to supplement and amend the Option Agreement as follows:

1. Capitalized Terms. Except as otherwise defined herein, capitalized terms used but not defined herein shall have the meanings set forth in the Option Agreement.

2. Section 1.4.5 of the Option Agreement shall be deleted in its entirety and replaced with the following:

   "1.4.5 [intentionally left blank]."

3. Section 1.4.11 of the Option Agreement shall be deleted in its entirety and replaced with the following:

   "1.4.11 During the License Term, PokerTek agrees to market World Poker Tour packages, which offer World Poker Tour-branded Tables, incorporating the Licensed Property, at an additional premium (i.e., the additional amount paid by PokerTek's customers to add World Poker Tour-branding to generic PokerTek Tables, with such additional amount being referred to as the "WPTE Premium") and the terms of which shall be determined by WPTE from time to time in its sole discretion ("**Packaged Deals**"), to PokerTek's prospective customers; provided that WPTE shall have approval over the final Packaged Deals. Notwithstanding anything to the contrary contained herein . One Hundred Percent (100%) of the WPTE Premiums collected by PokerTek for distributions, whether by sale or lease, of Packaged Deals shall immediately pass through to WPTE.

4. Sections 2.1 through 2.4 of the Option Agreement shall be deleted in their entirety and replaced with the following:

   "2.1 [intentionally left blank]"

"2.2 [intentionally left blank]"

"2.3 [intentionally left blank]"

"2.4 [intentionally left blank]"

5. Counterparts. This amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument. For purposes hereof, a facsimile copy of this amendment, including the signature pages hereto, will be deemed to be an original. Notwithstanding the foregoing, the parties will deliver original execution copies of this amendment to one another as soon as practicable following execution thereof.

6. No Other Changes. Except as otherwise herein expressly amended and supplemented, the Option Agreement is in all other aspects hereby ratified and confirmed. Please acknowledge your acceptance of the foregoing by signing in the space provided below.

IN WITNESS WHEREOF, the parties have duly executed this amendment as of the date and year above written.

AGREED AND ACCEPTED:

PokerTek, Inc.

By: [signature]
Printed Name: Chris Daniels
Title: CFO
Date: 5/11/07

WPT Enterprises, Inc.

By: [signature]
Adam Pliska
General Counsel
Date: 5/4/07